                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             Beckman Coulter, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[Beckman Coulter Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     You are invited to attend the 1999 Beckman Coulter, Inc. Annual Meeting of
Stockholders:

WHEN:     10:00 a.m. (local Pacific Time) on Thursday, April 8, 1999

WHERE:    Corporate Headquarters, 4300 N. Harbor Blvd., Fullerton, CA

PURPOSE: - To elect a class of directors to serve until the expiration of their term in 2002 and until their successors are elected and qualified

          - To conduct such other business as may properly come before the meeting or any adjournment thereof

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THE DIRECTOR NOMINEES.

     IF YOU ARE A STOCKHOLDER OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 8, 1999, YOU MAY VOTE AT THE ANNUAL MEETING. YOUR BOARD OF DIRECTORS IS SOLICITING YOUR PROXY TO ASSURE THAT A QUORUM IS PRESENT AND THAT YOUR SHARES ARE REPRESENTED AND PROPERLY VOTED. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY/INSTRUCTION CARD(S) IN THE ENVELOPE PROVIDED (NO EXTRA POSTAGE REQUIRED IF MAILED IN THE U.S.). Proxies may be withdrawn at any time prior to use. If you plan to attend, please be sure to mark the box provided on the card.

     You may receive additional sets of these proxy materials depending on the registration of your holdings or your authority to vote other shares. Please also promptly sign and return cards received in those sets to assure that all shares are represented.

     Please see the attached Proxy Statement for information about the director nominees and other matters.

                                          By Order of the Board of Directors



                                          /s/ WILLIAM H. MAY
                                          William H. May
                                          Vice President, General Counsel
                                          and Secretary

March 8, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Introduction................................................    1
        -- Voting Procedures................................    1
Item 1  -- Election of Directors............................    2
        -- Director Nominees for Term Expiring in 2002......    2
Additional Information about the Board of Directors.........    3
        -- Continuing Directors.............................    3
        -- Board and Committee Meetings.....................    5
        -- Board Committees.................................    5
        -- Compensation Committee Interlocks and Insider
           Participation....................................    6
        -- Board Compensation and Benefits..................    6
Security Ownership of Certain Beneficial Owners and
  Management................................................    7
        -- By Directors and Executive Officers..............    7
        -- By Others........................................    9
        -- Section 16(a) Beneficial Ownership Reporting
           Compliance.......................................    9
Executive Compensation......................................   10
Organization and Compensation Committee Report on Executive
  Compensation..............................................   15
Performance Graph...........................................   18
Independent Public Accountants..............................   18
Annual Report...............................................   19
Deadline for Stockholder Proposals..........................   19
Other Business..............................................   19

Beckman Coulter Logo

                             BECKMAN COULTER, INC.
                         4300 N. HARBOR BLVD., BOX 3100
                        FULLERTON, CALIFORNIA 92834-3100

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Beckman Coulter, Inc., a Delaware Corporation, for use at the 1999 Annual Meeting of stockholders. The meeting will be held at the Company's headquarters, 4300 North Harbor Boulevard, Fullerton, California, at 10:00 a.m. (local Pacific Time) on Thursday, April 8, 1999, and any adjournment or postponement thereof. Copies of this Proxy Statement and the accompanying proxy are being mailed to stockholders on or about March 8, 1999.

     The Company pays the cost of this solicitation, made on behalf of the Board of Directors. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile, or in person. The Company has engaged the firm of D. F. King & Co., Inc., as proxy solicitors, whose fee for such services is estimated to be $10,000 plus reimbursement of out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock.

VOTING PROCEDURES

     Only holders of record of the Company's common stock at the close of business on the record date, February 8, 1999, are entitled to vote at the Annual Meeting. On the record date, there were outstanding for voting purposes 28,842,091 shares of common stock. Each stockholder shall have one vote per share on all business of the Annual Meeting. The Company's Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 192,041 of the shares outstanding for voting purposes. These are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company's Employees' Stock Purchase Plan.

     The shares represented by properly executed proxies received in time for the Annual Meeting will be voted. The proxy may be revoked by a stockholder at any time prior to its use by filing written notice of such revocation with the Secretary of the Company at the address shown above, by submitting a later dated and properly executed proxy, or by voting in person at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock will constitute a quorum at the Annual Meeting. Outstanding shares of common stock represented by a properly signed and returned proxy will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining therefrom, or withholding a vote for the election of one or more nominees for director, or constituting a broker non-vote.

     The accompanying proxy card provides space to vote for or to withhold voting for any or all nominees for the Board of Directors. Directors are elected by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Proxies marked as withholding a vote in connection with the election of one or more nominees for director will not be counted as casting votes for such nominees, although the shares covered by such proxies will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter.

     Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. Proxies subject to such broker non-votes would not be counted as casting votes for or against any matter as to which authority was so withheld, and the shares covered by such proxies would not be included in determining the number of shares present at the meeting and entitled to vote on the subject matter in question. For the proposal presented below, such brokers have authority to vote on the election of directors.

     The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to any such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

     UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY/INSTRUCTION CARD, THE PERSONS NAMED AS YOUR PROXIES WILL VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR. ALTHOUGH THE COMPANY DOES NOT PRESENTLY KNOW OF ANY OTHER BUSINESS TO BE PRESENTED AT THE MEETING, SHOULD ANY OTHER BUSINESS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS YOUR PROXIES THEN, TO THE EXTENT PERMITTED BY LAW, WILL HAVE DISCRETION TO VOTE AND WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                         ITEM 1:  ELECTION OF DIRECTORS

     Four members of the Board are proposed to be elected for a term expiring at the annual meeting of stockholders in the year 2002. The Board currently consists of eleven persons and is divided into three classes, with the term of office of one class expiring each year. All director nominees are currently directors of the Company with terms expiring at this Annual Meeting.

     Each of the nominees has consented to serve as director for the three-year term. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board unless the Board reduces the number of directors accordingly.

DIRECTOR NOMINEES FOR TERM EXPIRING IN 2002

HUGH K. COBLE                                                DIRECTOR SINCE 1996

     Mr. Coble, 64, is Vice Chairman Emeritus of the Board of Fluor Corporation, a global engineering and construction company with an investment in low-sulfur coal. He joined Fluor Corporation in 1966 where he held various executive positions in marketing and operations with over ten years of international assignments and retired in 1997 after thirty-one years of service. He is a member of the American Institute of Chemical Engineers, the National Society of Professional Engineers, the American Petroleum Institute, the World Affairs Council of Orange County (California), and the World Business Advisory Council. He also serves on the board of directors of Flowserve Corporation and ICO Global Communications.

VAN B. HONEYCUTT                                             DIRECTOR SINCE 1998

     Mr. Honeycutt, 54, is Chairman, President and Chief Executive Officer of Computer Sciences Corporation ("CSC"), a worldwide provider of management consulting and information technology solutions and services. He joined CSC in 1975 and became Chairman of its board in March, 1997. He has held many posts with CSC and its subsidiaries, including most recently those of President of CSC's Industry Services Group from 1987 to 1993, President and Chief Operating Officer of CSC from 1993 to 1995, and President and Chief Executive Officer from 1995 to the present. He also serves as Chairman of the President's National Security Telecommunications Advisory Committee, which consists of no more than thirty presidentially appointed industry leaders who provide industry-based analyses and recommendations on a wide range of policy and technical issues.

JOHN P. WAREHAM                                              DIRECTOR SINCE 1993

     Mr. Wareham, 57, is Chairman, President and Chief Executive Officer of Beckman Coulter. He became Chairman in February 1999, Chief Executive Officer in September 1998 and President in October 1993. He also served as the Company's Chief Operating Officer from October 1993 to September 1998 and as Vice President, Diagnostic Systems Group, from 1984 to 1993. Prior to 1984, he had served as President of Norden Laboratories, Inc., a wholly owned subsidiary of SmithKline Beckman Corporation engaged in developing, manufacturing and marketing veterinary pharmaceuticals and vaccines, having first joined SmithKline Corporation, a predecessor of SmithKline Beckman Corporation, in 1968. He is a director of the Health Industry Manufacturers Association.

BETTY WOODS                                                  DIRECTOR SINCE 1994

     Ms. Woods, 60, is President and Chief Executive Officer of Premera Blue Cross, formerly Blue Cross of Washington and Alaska, one of that area's largest health care contractors. She has also served as Chief Executive Officer of PREMERA, holding company of Premera Blue Cross, since 1994. She joined Premera Blue Cross in 1976. She serves on the Board of Directors of Pacific Northwest Bank, is Chair of the Snohomish County Economic Development Council, and is on the Board of Trustees of Western Washington University.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE, UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF SUCH NOMINEES IS WITHHELD IN THE PROXY. THE PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THE NUMBER OF NOMINEES NAMED. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF BECKMAN COULTER COMMON STOCK PRESENT OR REPRESENTED AT THIS ANNUAL MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR EACH NOMINEE TO BE ELECTED.

              ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

CONTINUING DIRECTORS

     In addition to directors elected at this Annual Meeting, seven directors continue in office with terms expiring in 2000 and 2001. Dennis Fill resigned from the Board in January to pursue personal interests in retirement. The Board elected Mr. Dollens to fill this position among the class of directors with terms expiring in 2001. The Board appreciates the services that Mr. Fill has provided to the Company since 1994. Also, Louis T. Rosso, Chairman, after serving as a charter member of the Board since 1988, retired in February. The Board, under its authority in the Company's By-laws, reduced the number of directors to eleven and appointed Mr. Wareham to serve as Chairman. Mr. Rosso had retired as Chief Executive Officer of Beckman Coulter in 1998. The Board expresses its appreciation for Mr. Rosso's dedication and approximately 40 years of service to the Company.

     The following directors compose the remainder of the Board with terms expiring as shown:

-  TERM EXPIRING IN 2001

     CAROLYNE K. DAVIS, PH.D., 67, served as a national and international health care advisor to Ernst & Young, certified public accountants, from 1985 to 1997, and a consultant and advisor to the Board of Beverly Enterprises, Inc., operator of nursing facilities, retirement and congregate living projects, pharmacies and home health care entities, from 1989 to 1997. She retired in May 1997, and is now a part-time scholar in residence at the Sloan Health Management Program at Cornell University, Ithaca, New York. Dr. Davis served as Administrator of the Health Care Financing Administration of the U.S. Department of Health and Human Services from 1981 to 1985. She is a member of the Institute of Medicine and the National Academy of Science and a trustee for the University of Pennsylvania Medical Center. She is a director of Merck & Co., Inc., The Prudential Insurance Company of America, MiniMed, Inc., and Beverly Enterprises. Dr. Davis has been a director of Beckman Coulter since 1989.

     RONALD W. DOLLENS, 52, is President and Chief Executive Officer of Guidant Corporation, a global leader in the medical device industry. Guidant Corporation provides innovative, minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease. Prior to the formation of Guidant Corporation in December 1994, Mr. Dollens served as President of Eli Lilly and Company's Medical Devices and Diagnostics Division. In 1985, Mr. Dollens was named Senior Vice President, Sales, Marketing, and Product Development for Advanced Cardiovascular Systems (ACS). In 1988, he became ACS' President and Chief Executive Officer. Mr. Dollens serves on the Board, is Chairman-Elect of the Health Industry Manufacturers Association (HIMA), and is President of the Indiana Health Industry Forum. He also serves on the Board of Eiteljorg Museum, the Indiana State Symphony Society Board, and the Board of St. Vincent Hospital Foundation. He has been a director of Beckman Coulter since January 1999.

     CHARLES A. HAGGERTY, 57, joined Western Digital Corporation, a manufacturer of hard disk drives, as its President and Chief Operations Officer in June 1992 and has served as its Chairman, President and Chief Executive Officer since July 1993. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM's Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. He is a member of the Board of Trustees of the University of St. Thomas, St. Paul, Minnesota. Mr. Haggerty also serves as a director of Pentair, Inc. and Sync Research, Inc. He has been a director of Beckman Coulter since 1996.

     WILLIAM N. KELLEY, M.D., 59, has served in his current role as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University since 1989. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Directors of the Greater Philadelphia First Corporation, the Board of Managers of the Wistar Institute, the Board of the Leonard Davis Institute of Health Economics, the Board of Directors of the Philadelphia Orchestra Association, and the Board of Trustees of Emory University. He is a member of the Institute of Medicine and serves on the Institute of Medicine Council, as well as the American Academy of Arts and Sciences, Association of American Physicians, and the American Philosophical Society. Dr. Kelley is a director of Merck & Co., Inc. He has been a director of Beckman Coulter since 1994.

-  TERM EXPIRING IN 2000

     PETER B. DERVAN, PH.D., 53, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry and Chairman of the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Boards of Gilead Sciences, Abbott Laboratories (Pharmaceutical Products Division), Pharmacyclics and Prolinx Biochemistry. He is a member of the Scientific Advisory Board of the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine (NAS). Dr. Dervan has been a director of Beckman Coulter since 1997.

     GAVIN S. HERBERT, 66, is Chairman Emeritus and a current director of Allergan, Inc., a global provider of specialty therapeutic products. Mr. Herbert, who helped found that company in 1950, had served as its Chairman from 1977 to 1995 and as its Chief Executive Officer from 1961 to 1991. He is Founder and Chairman of Regenesis Bioremediation Products, formed in 1994. He was President of SmithKline Beckman Corporation's Eye and Skin Care Products Operations from 1981 to July 1989. Mr. Herbert is a trustee of the University of Southern California and on the Board of Directors of Research to Prevent Blindness, the

Richard Nixon Library and Birthplace Foundation and Doheny Eye Institute. He has been a director of Beckman Coulter since 1988.

     C. RODERICK O'NEIL, 68, has been Chairman of O'Neil Associates, an investment management consulting firm, since 1987. He was a partner in Greenspan O'Neil Associates from 1984 to 1987 and Chairman of the Finance Committee of Travelers Companies from 1977 to 1984. Mr. O'Neil is a director of Ambac Financial Group, Inc., Ambac Assurance Corporation, Cadre Institutional Investors Trust and Fort Dearborn Income Securities, Inc. He is a trustee of Memorial Drive Trust, a member of the Fiduciary Committee of ASARCO and serves on the Advisory Committee of Princeton-Montrose Partners. He also holds leadership positions with various community and charitable organizations, such as Riverfront Recapture, Inc., Connecticut Trust for Historic Preservation, Bushnell Memorial Hall, and the Hartford Foundation for Public Giving, all of Hartford, Connecticut. He has been a director of Beckman Coulter since 1994.

BOARD AND COMMITTEE MEETINGS

     For 1998, the average aggregate Board and committee meeting attendance for all current directors was approximately 95%, with each director attending at least 89% of all meetings of the Board and any committees on which he or she served. Board meetings totaled eight during 1998, and a total of eighteen committee meetings also were held as follows: Finance Committee, five; Organization and Compensation Committee, five; Audit Committee, five; and Nominating and Corporate Governance Committee, three.

BOARD COMMITTEES

COMMITTEE NAME/CURRENT MEMBERS                       COMMITTEE FUNCTION
------------------------------                       ------------------
AUDIT COMMITTEE                 - Meets with the independent public accountants and internal audit services staff to discuss the annual audit plan and
Current Members:                  the results of their audit examinations
  Ms. Woods (Chair)             - Meets with the Company's internal auditors to review the
  Dr. Dervan                    audit services department's activities and to discuss the
  Mr. Haggerty                    adequacy of the Company's accounting and control systems
  Mr. Honeycutt                 - Considers issues raised by its members, the independent
                                public accountants, the internal audit staff, the legal
                                  staff or management
                                - Recommends to the Board each year an accounting firm to
                                audit the consolidated financial statements of the Company
-----------------------------
ORGANIZATION AND COMPENSATION   - Reviews and approves major corporate organization
COMMITTEE                       structure, reviews performance of corporate officers and
                                  establishes overall executive compensation policies and
Current Members:                  programs
  Dr. Kelley (Chair)            - Reviews and approves compensation elements such as base
  Mr. Coble                     salary, bonus awards, stock option grants and other forms of
  Mr. Honeycutt                   long-term incentives for corporate officers (no member of
  Ms. Woods                       the committee may be a member of management or eligible
                                  for compensation other than as a director or consultant)
-----------------------------
FINANCE COMMITTEE               - Reviews, approves, and makes recommendations to the Board on corporate financial strategies and policies
Current Members:                - Reviews the Company's financing and dividend plans,
  Mr. O'Neil (Chair)            financial methodologies, and guidelines for acquisitions and
  Dr. Dervan                      other investments and, where appropriate, makes
  Mr. Haggerty                    recommendations to the Board
  Mr. Herbert
  Mr. Dollens
-----------------------------

COMMITTEE NAME/CURRENT MEMBERS                       COMMITTEE FUNCTION
------------------------------                       ------------------
NOMINATING AND CORPORATE        - Reviews Board compensation and stock ownership matters
GOVERNANCE COMMITTEE            - Develops criteria to determine the qualifications and
                                appropriate tenure of directors
Current Members:                - Reviews such qualifications and makes recommendations to
  Dr. Davis (Chair)             the Board regarding director nominees to fill vacancies
  Mr. Coble                     - Considers stockholder recommendations for Board nominees,
  Mr. Herbert                   which stockholders may submit by delivery to the Secretary
  Mr. Kelley                      of the Company at its headquarters in Fullerton,
                                  California, and it may take such action or no action with
                                  regard to any such recommendations as it considers
                                  appropriate
                                - Periodically reviews stockholder enhancement provisions in the Company's certificate of incorporation, by-laws and
                                  other corporate documents
                                - Considers social, ethical and environmental responsibility and matters of significance in areas related to corporate
                                  public affairs


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Beckman Coulter and other entities involving Beckman Coulter executive officers and Beckman Coulter Board members who serve as executive officers of such other entities.

BOARD COMPENSATION AND BENEFITS

     Retainer and Fees. Non-employee directors receive retainers in quarterly increments based on an annualized rate of $22,000 a year. Directors also receive $1,000 for each Board and committee meeting attended. Chairpersons of standing Board committees receive an additional $500 per committee meeting. An additional business fee equal to $1,000 is paid for each day or significant portion of a day spent on Company business. Directors are not paid an additional business fee if receiving consulting fees from the Company. No directors currently receive consulting fees from the Company. Directors who are also employees of the Company, such as Mr. Wareham, receive no additional compensation for service on the Board. While Mr. Rosso continued as officer and Chairman after retirement as Chief Executive Officer, he received a retainer for certain transition services as reported in the Summary Compensation Table under "Executive Compensation" below. Upon retirement as Chairman in February 1999, Mr. Rosso will receive an annual retainer of $60,000 for consulting services provided to Company management in 1999 and the Company will for a limited time provide an office for his use and miscellaneous support services.

     Since 1995, non-employee directors have had the opportunity to defer all or a portion of their fees under the Deferred Directors Fee Program until termination of their status as directors. Beginning in 1998, the program allows an additional deferred premium of up to 30% of the deferred compensation amount depending on the percentage of deferral above 40% and up to 100% of annual compensation. All amounts are treated as having been invested in the Company's common stock and thus are valued according to fluctuations in the market price of the common stock. Distributions will be made in cash only. Drs. Dervan and Kelley and Messrs. Coble, Haggerty, O'Neil and Honeycutt participated in the program during 1998. Note 4 to the table under "Ownership of Certain Beneficial Owners and Management -- By Directors and Executive Officers" below includes the economic equivalent number of shares of the Company's common stock as of December 31, 1998 for each director who has elected to participate in this plan.

     Options, Restricted Stock, and Matching Gift Program. Members of the Board who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 2,000 shares of the Company's common stock (subject to adjustments occurring after the grant) on the date of each annual meeting of stockholders, pursuant to the Company's 1998 Incentive Compensation Plan. The option price for each option granted is the fair market value on the date of grant. Options are generally exercisable six months from the date of grant (subject to the individual serving as director for the duration of that period) and expire ten years after the date of grant (subject to earlier termination if the director ceases to serve as a director). Also pursuant to this plan on the date of each annual meeting of stockholders, non-employee directors receive an automatic grant of 100 shares of restricted stock, with restrictions to lapse in approximate thirds on the three subsequent annual meeting dates. Lapse of restrictions occurs earlier in the event of a director's termination from service by reason of death, disability, or pursuant to the Board's mandatory retirement policy. Non-preferential dividends are paid.

     The restricted stock holdings of the non-employee directors at year end and their total values (based upon the $54.25 closing price per share of common stock on December 31, 1998) are as follows: Messrs. Coble, Haggerty, Herbert, and O'Neil, Ms. Woods and Drs. Davis, Dervan and Kelley, 167 shares, $9,060 each, and Mr. Honeycutt, 100 shares, $5,425. The amount of shares pursuant to outstanding options under this plan which are exercisable or which will become exercisable within 60 days of March 8, 1999, are listed in note 1 to the table shown under "Security Ownership of Certain Beneficial Owners and
Management -- By Directors and Executive Officers" below.

     Non-employee directors may also participate in the Company's Matching Gifts Program available generally to employees of the Company. Under this program, the Company will match gifts to qualifying tax-exempt educational institutions up to $5,000.00 annually.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of shares of the Company's common stock beneficially owned (as of February 1, 1999, unless otherwise indicated) by current directors of the Company and the named executive officers reported in the "Executive Compensation -- Summary Compensation Table" below, and all directors and executive officers as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 8, 1999, the Record Date, plus the number of shares the individual or group had the right to acquire within 60 days as indicated in note 1 following the table.

                                            BECKMAN COULTER            PERCENTAGE
                BENEFICIAL                      COMMON                     OF
                  OWNER                          STOCK                 OWNERSHIP
                ----------                  ---------------            ----------
Directors:
  J. P. Wareham...........................       264,785(1)(2)(4)            *
  H. K. Coble.............................         5,100(1)(2)(4)            *
  C. K. Davis.............................         7,727(1)(2)               *
  P. B. Dervan............................         4,200(1)(2)(4)            *
  R. W. Dollens...........................         1,000(4)                  *
  C. A. Haggerty..........................         5,100(1)(2)(4)            *
  G. S. Herbert...........................        28,310(1)(2)(3)            *
  V. B. Honeycutt.........................         2,033(2)(4)               *
  W. N. Kelley............................         7,100(1)(2)(4)            *
  C. R. O'Neil............................        10,700(1)(2)(4)            *
  B. Woods................................         6,600(1)(2)               *

Other Named Executive Officers:
  L. T. Rosso.............................       665,601(1)(2)(3)         2.26%
  A. R. Ziegler...........................        96,476(1)(2)(4)            *
  D. K. Wilson............................       115,271(1)(2)(3)(4)         *

                                            BECKMAN COULTER            PERCENTAGE
                BENEFICIAL                      COMMON                     OF
                  OWNER                          STOCK                 OWNERSHIP
                ----------                  ---------------            ----------
  W. H. May...............................        76,047(1)(2)(3)(4)         *

All Directors and Officers as a group
  (19 persons)............................     1,464,796(1)(2)(3)         4.83%

---------------

* Less than 1% of outstanding shares.

(1) Includes shares which directors and executive officers have, or will have within 60 days, the current right to acquire upon exercise of options under the Company's Stock Option Plan for Non-Employee Directors or the Company's Incentive Compensation Plans for employees, as applicable: Mr. Herbert, Mr. O'Neil and Dr. Kelley, 6,000 shares each; Messrs. Coble and Haggerty and Dr. Davis, 4,000 shares each; Dr. Dervan, 3,000 shares; Ms. Woods, 2,000 shares; Mr. Rosso, 545,000 shares; Mr. Wareham, 222,665 shares; Mr. Ziegler, 86,332 shares; Mr. Wilson, 84,766 shares; Mr. May, 61,999 shares; and all directors and executive officers as a group, 1,172,756 shares.

(2) Includes shares held in trust for the benefit of the named executive officers and employee directors under the Company's Savings Plan, as follows: Mr. Rosso, 46,035 shares; Mr. Wareham, 1,685 shares; Mr. Ziegler, 1,033 shares; Mr. Wilson, 8,905 shares; and Mr. May, 7,768 shares; and all executive officers as a group, 18,647 shares. Also included in the above table are shares of restricted stock for which restrictions have not yet lapsed, as follows: Messrs. Coble, Haggerty, Herbert, and O'Neil, Ms. Woods, and Drs. Davis, Dervan and Kelley, 167 shares each; Mr. Honeycutt, 100 shares; Mr. Rosso, 7,500 shares; Mr. Wareham, 7,017 shares; Mr. Ziegler, 3,191 shares; Mr. Wilson, 2,455 shares; and all directors and executive officers as a group, 26,147 shares.

(3) Includes shares of the Company's common stock held as trustee, co-trustee, in spouse's name, in managed accounts or as custodian for children as follows: Mr. Rosso, 47,703 shares; Mr. Herbert, 22,209 shares; Mr. Wilson, 100 shares; Mr. May, 115 shares; and other executive officers, 4,046 shares.

(4) In addition to the foregoing beneficial ownership amounts, the directors shown below have elected to treat their cash compensation from annual retainers and fees as though it has been invested in the Company's common stock under the Deferred Directors Fee Program (see "Board Compensation and Benefits" above). The officers shown below have elected to treat a portion of their salaries and annual bonuses and to receive Company matching and premium contributions as if invested in the Company's common stock under the Company's Deferred Compensation and Restoration Plans. As of December 31, 1998, such amounts constitute the economic equivalent of common stock as follows:

                                                             ECONOMIC EQUIVALENT
                                                              NUMBER OF SHARES
                                                             -------------------
H.K. Coble.................................................     2,424 shares
P.B. Dervan................................................     1,630 shares
C.A. Haggerty..............................................     2,561 shares
V.B. Honeycutt.............................................       600 shares
W.N. Kelley................................................     2,984 shares
C.R. O'Neil................................................     1,813 shares
J.P. Wareham...............................................     2,226 shares
A.R. Ziegler...............................................       110 shares
D.K. Wilson................................................     1,581 shares
W.H. May...................................................       739 shares

BY OTHERS

     Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding common stock. The table shows information reported to the Company as of February 16, 1999, with percentage of ownership calculated using the number of outstanding shares for voting purposes on the record date.

                   NAME OF                      SHARES OF COMMON STOCK    PERCENT
              BENEFICIAL OWNERS                   BENEFICIALLY OWNED      OF CLASS
              -----------------                 ----------------------    --------
Brinson Partners, Inc.........................        2,437,697(1)         8.45%
  209 South Lasalle Street
  Chicago, IL 60604-1295

Trimark Financial Corporation.................        2,244,400(2)         7.78%
  One First Canadian Place
  Suite 5600, P. O. Box 487
  Toronto, Canada M5X 1E5

Morgan Stanley Dean Witter & Co...............        2,083,085(3)         7.22%
  1585 Broadway
  New York, NY 10036

Wellington Management Company, LLP............        1,468,300(4)         5.09%
  75 State Street
  Boston, MA 02109

---------------

(1) Based on the Schedule 13G/A filed with the Securities and Exchange Commission February 11, 1999 by the named beneficial owner on behalf of itself and related entities. Shared voting and dispositive powers were reported as to all shares shown.

(2) Based on the Schedule 13G/A filed with the Securities and Exchange Commission February 12, 1999 by the beneficial owner on behalf of itself and related entities. Sole voting and dispositive powers are reported as to all shares shown.

(3) Based on the Schedule 13G/A filed with the Securities and Exchange Commission February 5, 1999 by the named beneficial owner on behalf of itself and related entities. Morgan Stanley Dean Witter & Co. report that accounts it manages on a discretionary basis have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of securities, and no such account holds more than 5%. Shared dispositive power is reported as to all shares shown and shared voting power is reported as to 1,838,407 (6.42% of outstanding shares) of such shares.

(4) Based on the Schedule 13G/A filed with the Securities and Exchange Commission February 10, 1999 by the named beneficial owner reporting shared dispositive power as to all shares shown and shared voting power as to 221,800 (.078% of outstanding shares) of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's common stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to holdings and transactions in common stock. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates during 1998. To the Company's knowledge, all of these requirements were satisfied, except that Mr. Herbert reported late the purchase of 275 shares for a grandchildren's trust over which he serves as trustee.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the last three fiscal years, as to the Chief Executive Officer and the four highest paid officers of the Company in 1998:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                              --------------------------------------
                                                                         AWARDS              PAYOUTS
                                                              ----------------------------   -------
                                              ANNUAL                          SECURITIES
                                         COMPENSATION(2)      RESTRICTED      UNDERLYING
                                       --------------------      STOCK         OPTIONS/       LTIP      ALL OTHER
                                       SALARY(3)   BONUS(4)   AWARD(S)(5)      SARs(6)       PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION(1)  YEAR      ($)        ($)          ($)            (#)         ($)(7)     ($)(8)(9)
-------------------------------------------------------------------------------------------------------------------
Louis T. Rosso                  1998    455,006    612,500           --     125,000 shares   411,094     124,800
  Chairman of the Board         1997    554,379    392,000           --      50,000 shares        --       4,800
  (former)                      1996    505,504    261,600       91,311      50,000 shares        --       4,500
-------------------------------------------------------------------------------------------------------------------
John P. Wareham                 1998    514,131    538,100           --      85,000 shares   301,469      38,242
  Chairman, President &         1997    390,000    264,200           --      35,000 shares        --       4,800
  Chief Executive Officer       1996    352,752    174,900       58,252      26,000 shares        --       4,500
-------------------------------------------------------------------------------------------------------------------
Albert R. Ziegler               1998    251,984    118,100           --      25,000 shares   137,031      10,675
  Senior Vice President,        1997    222,870     89,700           --      15,000 shares        --       4,800
  Diagnostics Commercial        1996    210,112     75,800       26,527       8,500 shares        --       4,500
  Operations
-------------------------------------------------------------------------------------------------------------------
Dennis K. Wilson                1998    243,884    116,300           --      17,000 shares    95,922      30,094
  Vice President, Finance &     1997    226,107     93,200           --      15,000 shares        --       4,800
  Chief Financial Officer       1996    215,600     77,500       27,060      11,000 shares        --       4,500
-------------------------------------------------------------------------------------------------------------------
William H. May                  1998    221,810    105,900           --       8,000 shares        --      13,458
  Vice President, General       1997    202,220     91,500           --       8,000 shares        --       4,800
  Counsel & Secretary           1996    192,796     63,900           --       6,500 shares    18,200       4,500

(1) Mr. Rosso retired as employee and Chief Executive Officer on August 31, 1998, after which he continued to serve as the Company's Chairman. He has retired as officer and Chairman, effective February 1999.

(2) The aggregate amount of other annual compensation for each named individual did not equal or exceed the threshold for reporting herein (i.e., the lesser of either $50,000 or 10% of the total of such individual's annual salary and bonus) for each of the fiscal years reported and, therefore, is not shown.

(3) Amounts include salary reductions under the Company's Flexible Benefits Plan and compensation deferred under the Savings and Investment Plan, pursuant, respectively, to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended, and salary and/or bonus amounts deferred, if any, in 1998 under the Company's Executive Deferred Compensation and Restoration Plans (see notes 8 and 9 below for a description of these plans).

(4) Amounts include deferrals, if any, under the Company's Executive Deferred Compensation and Restoration Plans. Amounts were contingent upon the attainment of certain organizational and individual goals prescribed by the Board's Organization and Compensation Committee.

(5) Restricted stock awards were made under the Incentive Compensation Plan of 1990 in lieu of a cash payment of awards earned in 1996 under the Two-Year Cycle Economic Value Added Plan, a long-term incentive plan. Values were calculated using the respective year-end closing price per share. Awards under this now completed plan were based on total company performance in maintaining and improving the efficiency of capital as measured by certain financial objectives. When this plan ended in 1996, long-term incentives were granted in 1997 under the Performance Vesting Stock Program (see note 7 below). Restricted stock holdings at 1998 year-end for the named individuals include restricted stock awarded under the former long-term plan and awards under the Performance Vesting Stock Program. The aggregate restricted stock holdings and values (calculated by multiplying the number held by the year-end per share closing price of $54.25 and not including any diminution effect attributable to the restrictions on such stock) are as follows: Mr. Rosso, 7,500 shares, $406,875; Mr. Wareham, 7,017 shares, $380,672; Mr.
    Ziegler, 3,191 shares, $173,112; and Mr. Wilson, 2,455 shares, $133,184.
    Non-preferential dividends are paid on the shares of restricted stock.

(6) No Stock Appreciation Rights (SARs) have been granted, and none are outstanding. These are non-qualified options for shares of the Company's $0.10 par value common stock.

(7) For 1996, consists of cash payouts (for individuals not electing restricted stock awards in lieu of cash) under the Company's then current long-term incentive plan (see note 5 above). The Company's Performance Vesting Stock Program was introduced in 1997 for selected key executives approved by the Board's Organization and Compensation Committee under which contingent grants of restricted stock were made at fair market value, with vesting of shares conditioned on the attainment of an average targeted market price of $50 per share for a thirty-day calendar period over a specified period not to exceed three years. The targeted market price was achieved in 1998 and shares vested as to 50% of the grant amount. The amounts shown for the four individuals in 1998 are based on the market price of $54.8125 on the date the restrictions lapsed. The remaining shares vest on the one-year anniversary of the date the target price was achieved.

(8) Amounts include Company matching contributions to the Company's Savings Plan (a defined contribution plan) wherein eligible employees of the Company and certain subsidiaries may invest in various funds generally up to 15% of their compensation through payroll deductions. The Company makes contributions to the plan equal to 50% or 70%, depending upon investment of Company matching contributions, of up to the first 5% of each employee's contribution (subject to certain limitations). Savings Plan matching contributions for 1998 were as follows: Messrs. Rosso, Wareham, Ziegler, and May, $4,800, and Mr. Wilson, $5,474. The balance of the amount for Mr. Rosso consists of a retainer for certain transition services after retirement as Chief Executive Officer.

(9) Amounts also include the value of stock units (i.e., non-voting units of measurement deemed for bookkeeping purposes to be equivalent to one share of the Company's common stock) contributed in 1998 under the Company's Executive Deferred Compensation and Restoration Plans as determined based on the individual deferral elections under each plan. The number of Company contribution stock units and their aggregate values (based on the market value of a share of the Company's common stock on each date that contributions were credited) are as follows: Mr. Wareham, 601 units, $33,442; Mr. Ziegler, 109 units, $5,875; Mr. Wilson, 434 units, $24,619; and
    Mr. May, 157 units, $8,658. Under the Deferred Compensation Plan, participants may defer salary and/or bonus, up to certain limits annually, into bookkeeping accounts in the form of cash, stock units, or a combination of both. The Company contribution is made in stock units deemed to have an aggregate value equal to 3.5% of the salary and bonus deferred. The Company credits additional stock units (up to 30%) if the participant defers 35% or more of his or her bonus in the form of stock units. Under the Restoration Plan, deferrals which exceed Savings Plan allowable maximums (as limited by tax rules applicable to the Savings Plan) are credited to a bookkeeping account and Company matching contributions that could not be allocated under the Savings Plan are credited in the form of stock units. Payments under both of these deferral plans are made in cash, generally after termination or retirement. Stock units are valued at the fair market value of a share of stock at the time of payment. Dividend equivalents on stock units are credited in the form of stock units as dividends are paid to stockholders in general.

FISCAL YEAR OPTION GRANTS

     The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 1998:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                GRANT DATE
                                               INDIVIDUAL GRANTS                                   VALUE
------------------------------------------------------------------------------------------------------------
                                  NUMBER OF      PERCENT OF TOTAL
                                  SECURITIES       OPTIONS/SARs
                                  UNDERLYING        GRANTED TO      EXERCISE OR                 GRANT DATE
                                 OPTIONS/SARs      EMPLOYEES IN     BASE PRICE    EXPIRATION   PRESENT VALUE
             NAME               GRANTED (#)(1)     FISCAL YEAR        ($/SH)         DATE        ($)(2)(3)
------------------------------------------------------------------------------------------------------------
  L. Rosso                         100,000            14.86%          41.5625      8/31/03       1,406,000(a)
                                    25,000             3.72%          43.2188      8/31/03         367,500(b)
------------------------------------------------------------------------------------------------------------
  J. Wareham                        70,000            10.41%          41.5625      1/06/08         926,100(a)
                                    15,000             2.23%          53.9688      9/29/08         275,400(c)
------------------------------------------------------------------------------------------------------------
  A. Ziegler                        25,000             3.72%          41.5625      1/06/08         330,750(a)
------------------------------------------------------------------------------------------------------------
  D. Wilson                         17,000             2.53%          41.5625      1/06/08         224,910(a)
------------------------------------------------------------------------------------------------------------
  W. May                             8,000             1.19%          41.5625      1/06/08         105,840(a)

(1) No free-standing or tandem Stock Appreciation Rights (SARs) were granted in 1998. Non-qualified stock options were granted in 1998 pursuant to the Company's 1990 and 1998 Incentive Compensation Plans at an option price equal to the fair market value of the stock at the date of grant. The option price may be paid by delivery of already owned shares, subject to certain conditions. The number of options exercisable increases in 33% increments after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, disability, or retirement occurring after six months from the date of grant or in the event of a change of control. The options have a term of ten years, subject to sooner expiration in the event of termination of employment. Subject to plan limits, outstanding options may be adjusted in the event of certain changes affecting Company stock.

(2) Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used:

                                                 (a)         (b)         (c)
                                               --------    --------    --------
Option and market price (fair market value on
  grant date)................................   41.5625     43.2188     53.9688
Term of option...............................  10 years    10 years    10 years
Risk free rate of return.....................      5.66%       5.76%       4.84%
Dividend yield...............................      1.45%       1.45%       1.35%
Volatility...................................     17.11%      16.81%      20.54%

    Adjustments of 3% for each year of the three-year vesting period were made to address the risk of forfeiture due to termination, except for Mr. Rosso's grants which vested upon retirement.

(3) Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations which may occur from time to time. No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of the Company's common stock, stockholder return, or performance of the Company.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     No free-standing or tandem Stock Appreciation Rights (SARs) have been granted. The table below shows the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS/SARs            IN-THE-MONEY OPTIONS/SARs
                          SHARES        VALUE          AT FY-END (#)(2)              AT FY-END ($)(3)
                       ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
        NAME           EXERCISE (#)    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------
L. Rosso                  24,160      1,008,680     545,000              0       12,985,655             0
-----------------------------------------------------------------------------------------------------------
J. Wareham                16,070        670,923     178,827        117,173        5,264,895     1,354,385
-----------------------------------------------------------------------------------------------------------
A. Ziegler                 8,100        161,694      70,110         37,890        2,034,173       503,078
-----------------------------------------------------------------------------------------------------------
D. Wilson                  4,720        200,010      70,360         30,740        1,953,848       769,116
-----------------------------------------------------------------------------------------------------------
W. May                         0              0      54,457         15,543        1,594,087       209,663

(1) Represents the difference between the exercise price and the fair market value determined on the date of exercise. As a result of the exercises by Messrs. Rosso, Wareham and Wilson each received the following number of stock units under the Company's Stock Option Gain Deferral Program: Mr. Rosso, 16,603; Mr. Wareham, 11,043; and Mr. Wilson, 3,292. The Company's Stock Option Gain Deferral Program became effective in 1998 and assists executives in meeting stock ownership guidelines. The program allows participants to defer compensation that would otherwise have been realized on exercise and to receive compensation in the form of Company common stock. Upon meeting certain requirements, the executive receives stock units, the number of which is determined by dividing the price of the common stock on the date of exercise into the amount by which the option was "in the money." The stock units are payable solely in common stock following a specified date in the future and earn dividend equivalents in the form of stock units in the same amounts as dividends are paid to stockholders in general.

(2) All options granted have a term of ten years, subject to earlier termination. Options become exercisable in general over periods of three years from dates of grant, with the exception of a 1994 grant of options with a performance vesting feature (options may become exercisable sooner in the event of death, disability, retirement or change in control as defined in the Company's 1990 and 1998 Incentive Compensation Plans).

(3) Values were calculated by multiplying the closing market price of the Company's common stock at December 31, 1998 ($54.25 per share) by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

TERMINATION AND MANAGEMENT CHANGE IN CONTROL AGREEMENTS

     All senior management who are Vice Presidents or above of the Company, including the named officers, have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Under these agreements, the Company will pay up to two times and in some limited cases up to three times the individual's annual compensation as specified in the agreements, as well as a limited continuance of certain Company benefits.

DEFINED BENEFIT PENSION PLANS

     The Company's defined benefit qualified and non-qualified supplemental pension plans provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation and years of eligible service. Eligible compensation includes basic salary and bonuses earned during the year, including cash-based long-term incentive plan payouts. Benefit amounts are offset generally by a portion of the employee's Social Security Covered Compensation and, if applicable, amounts from any other similar Company or subsidiary sponsored plan. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.

     Normal retirement age generally is 65, but employees may continue employment beyond age 65 and earn additional retirement benefits. Credited years (rounded) of eligible normal retirement for Mr. Rosso is 40 years and for the other named executive officers would be as follows: Mr. Wareham, 38 years; Mr. Ziegler, 30 years; Mr. Wilson, 30 years; and Mr. May, 31 years.

     The Company entered into agreements with Mr. Ziegler under the non-qualified supplemental pension plan. The agreement with Mr. Ziegler provides a benefit from the non-qualified plan equal to the amount (with offsets for a certain Swiss retirement plan benefit and adjustments for differentials in Swiss and United States social security systems) he would have received if all service with SmithKline and SmithKline Beckman, the Company's former parent, had been included in the Company's qualified plan benefit.

     The following table illustrates the annual pension benefits, before any offsets, calculated as a single life annuity, payable at normal retirement.

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                       ----------------------------------------------------------------------------------------------------------
     REMUNERATION*            15                20                25                30                35                40
---------------------------------------------------------------------------------------------------------------------------------
 $ 400,000                 102,000           136,000           170,000           204,000           238,000           248,000
---------------------------------------------------------------------------------------------------------------------------------
    450,000                114,750           153,000           191,250           229,500           267,750           279,000
---------------------------------------------------------------------------------------------------------------------------------
    500,000                127,500           170,000           212,500           255,000           297,500           310,000
---------------------------------------------------------------------------------------------------------------------------------
    600,000                153,000           204,000           255,000           306,000           357,000           372,000
---------------------------------------------------------------------------------------------------------------------------------
    700,000                178,000           238,000           297,500           357,000           416,500           434,000
---------------------------------------------------------------------------------------------------------------------------------
    800,000                204,000           272,000           340,000           408,000           476,000           544,000
---------------------------------------------------------------------------------------------------------------------------------
    900,000                229,500           306,000           382,500           459,000           535,500           612,000
---------------------------------------------------------------------------------------------------------------------------------
  1,000,000                255,000           340,000           425,000           510,000           595,000           680,000
---------------------------------------------------------------------------------------------------------------------------------
  1,100,000                280,500           374,000           467,500           561,000           654,500           748,000
---------------------------------------------------------------------------------------------------------------------------------
  1,200,000                306,000           408,000           510,000           612,000           714,000           816,000
---------------------------------------------------------------------------------------------------------------------------------
  1,300,000                331,500           442,000           552,500           663,000           773,500           884,000

---------------

* The annual average of the highest sixty consecutive months of eligible compensation.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                      REPORT ON EXECUTIVE COMPENSATION(1)

     The Organization and Compensation Committee is composed of non-employee, independent members of the Board of Directors. Principal responsibilities include the establishment of the Company's executive compensation philosophy, approval and administration of compensation programs, and other matters relating to the employment and succession of executive officers and senior management. From time to time, the Committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation program are to provide total compensation that will attract and retain executive and management talent, to motivate and focus each executive toward the achievement of the Company's long-term strategic and short and long-term financial and operating goals which in turn will maximize total shareholder value, and to recognize individual contributions and results as well as Company performance. The Company's compensation philosophy, reaffirmed in 1998 as part of its overall review of executive compensation, is to drive results by maintaining a substantial portion of total pay as "at risk compensation" in the form of annual and long-term incentives. Total executive compensation is leveraged to achieve the upper quartiles of executive pay for outstanding results tied to improving the Company's performance and shareholder value, and delivers pay at the median for industry average performance.

     In order to achieve these objectives, the Committee annually reviews each key element in the compensation program as well as the total program. These elements consist of base salary, annual and long-term incentive opportunities.

     - BASE SALARY midpoint for each executive position is established based on the level of responsibility, value of the position to the Company, and the competitive marketplace. The actual base salary for each executive reflects that executive's skill, experience and performance. Executive base salary is reviewed annually and base salary increases may be awarded based on an evaluation of these factors. The Company targets base salary at the median of general industry competitive practice.

     - ANNUAL INCENTIVE COMPENSATION is directly tied to key financial and non-financial metrics such as profitability, growth, debt management, and achievement of strategic goals that relate to both short and long-term Company performance to enhance shareholder value. In order for an incentive award to be paid to any executive, the Company has certain key measures that must be achieved. The Committee believes that when the Company achieves above average performance against its industry comparator group, the annual incentive award should reflect that performance by providing awards above the median of general industry competitive practice. In 1998, performance levels were established for earnings per share, pre-tax margin, debt to EBITDA, sales, and individual goals. Incentive payments reflecting results were made to executive officers and other plan participants.

     - LONG-TERM INCENTIVES are intended to closely align shareholder and executive interests through the achievement of the Company's strategic business plan. Long-term incentives are granted in the form of stock options, restricted stock and other performance-based compensation under the Incentive Compensation Plan of 1990 and the 1998 Incentive Compensation Plan, which replaces the 1990 plan. Under these plans, the Committee may award long-term cash incentives and stock options which have terms not to exceed ten years and are granted at no less than the fair market value of Beckman Coulter common stock on the date of grant. The Committee generally targets its long-term incentive awards at

---------------

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

       the median of the general industry competitive market, with the incentive leverage to reach the upper quartile range for outstanding performance. In the 1998 award cycle, executive officers received stock option grants based on the general industry competitive market for their respective positions. In addition, key executives responsible for leading the successful integration of Beckman Coulter, including the Chief Executive Officer and certain of the named executive officers were awarded additional stock option grants.

     In order to further align management and shareholder interests, the Company adopted a stock ownership program in which all Vice Presidents and executive officers are required to acquire and retain stock ownership levels in Company common stock at least one times annual base salary. The Chief Executive Officer is required to acquire and retain a multiple of at least four times base salary.

COMPETITIVE ASSESSMENT

     The Committee conducts an annual review of the Company's executive total compensation program under the guidance of its independent executive compensation consultants. This process assesses the competitiveness of the Company's total program and its key elements compared with a comparator group used for compensation purposes. This group consists of a broad range of general industry companies, a large number of which the Company competes for executive talent. A number, but not all, of these companies are included in the line of business index shown on the performance graph. Comparative data is unavailable for many of the Company's direct competitors that are, generally, either privately held foreign corporations or divisions of substantially larger corporations.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation of the Chief Executive Officer of the Company consists of the same key elements of total compensation as other senior executives. Louis T. Rosso, Chairman of the Board and Chief Executive Officer, served in this capacity through August 31, 1998, when he retired as Chief Executive Officer. John P. Wareham, President and Chief Operating Officer succeeded Mr. Rosso as Chief Executive Officer upon Mr. Rosso's retirement from that position.

     Mr. Rosso's base salary was increased to $700,000 in February 1998 based on the Committee's evaluation of his performance in relation to the achievement of the Company's financial and non-financial goals, his length of service as Chief Executive Officer, and competitive chief executive officer compensation data. Mr. Wareham's appointment to Chief Executive Officer, in addition to his role as President and Chief Operating Officer, was accompanied by an increase to $615,000.

     Annual incentive awards for the Chief Executive Officer are based on achievement of annual financial as well as strategic and individual performance goals. Under Mr. Rosso's and Mr. Wareham's leadership during 1998, annual financial goals were established to improve the operational efficiencies of the integrated Company. Goals were achieved and/or exceeded for three of the four financial metrics. With the addition of the Committee's evaluation of individual performance against pre-established goals, Mr. Rosso's incentive award for 1998 was $612,500 and Mr. Wareham's incentive award for 1998 was $538,100. The 1998 annual incentive payment reflects the Committee's evaluation of Mr. Rosso and Mr. Wareham's individual performance measures established by the Committee, and the respective achievement level of financial metrics.

     The 1998 long-term incentive award for Mr. Rosso was comprised of an annual stock option grant, the value of which approximated the median of chief executive officer option grant values as determined by the Committee's independent executive compensation consultants; a special stock option integration grant; and a one-time stock option grant to recognize Mr. Rosso's success in furthering the strategic achievements of the Company. Mr. Wareham received an annual stock option grant based on median competitive market data as the President and Chief Operating Officer, and a special stock option integration grant. In addition, Mr. Wareham received a special stock option grant in September 1998 to recognize his appointment to Chief Executive Officer. All grants for Mr. Rosso and Mr. Wareham were non-qualified stock options and were granted at fair market value.

OTHER MATTERS

     The Committee adopted the Company's 1998 Incentive Compensation Plan, which is intended to further align the interests of stockholders, employees and non-employee directors by providing various long-term cash incentives and stock based awards. The plan was approved by shareholders at the 1998 annual meeting. The Committee also approved the establishment of the Company's Option Gain Deferral Program, a tax-deferred vehicle that allows eligible officers and managers to increase their stock ownership and linkage to the Company's success by deferring taxable gains from the exercise of long-term incentive awards into stock units payable in stock in future years.

     Section 162 of the Internal Revenue Code generally limits to $1 million the deductibility of compensation paid to certain executives, with some exceptions for certain performance-based and other compensation. The Committee believes that its primary objectives are to attract, retain and award executive talent in a manner that is in the best interests of both the Company and its stockholders. Accordingly, the Committee will consider the appropriate balance with tax deductibility levels, but will not necessarily be limited by Section 162, as it determines executive compensation strategy.

     Mr. Dennis C. Fill participated in the compensation recommendations related to executive officer base salary increases and stock option grants in 1998, including those for Mr. Rosso and Mr. Wareham. Mr. Van B. Honeycutt, a member of the committee as of January 1, 1999 replacing Mr. Fill, participated only in the discussions related to annual incentive plan awards and individual performance results for the 1998 Annual Incentive Plan award payments.

                                          Organization and Compensation
                                          Committee


                                          William N. Kelley, Chair
                                          Hugh K. Coble
                                          Van B. Honeycutt
                                          Betty Woods

                              PERFORMANCE GRAPH(1)

     The line graph below compares the cumulative total stockholder return on Beckman Coulter's common stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index and the S&P 500 Medical Products Index for the last five fiscal years.

     Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                                                     BECKMAN COULTER                 S&P 500                 S&P MED. PROD.
                                                     ---------------                 -------                 --------------
12/93                                                    100.00                      100.00                      100.00
12/94                                                    103.00                      101.00                      119.00
12/95                                                    133.00                      139.00                      200.00
12/96                                                    146.00                      171.00                      230.00
12/97                                                    155.00                      229.00                      287.00
12/98                                                    212.00                      294.00                      413.00

---------------

* Assumes $100 invested on December 31, 1993.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed the Audit Committee, whose members and functions are described under "Additional Information about the Board of Directors -- Committees of the Board" above. Upon recommendation of the Audit Committee, the Board has appointed the firm of KPMG LLP as the Company's independent accountants for the current year. KPMG LLP has served as auditor of the Company since it was selected in March 1990 to serve as the Company's independent accountant for the year ended December 31, 1990.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

---------------

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

                                 ANNUAL REPORT

     A copy of the 1998 Annual Report to stockholders which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of February 8, 1999, together with the proxy materials.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Any proposal of an eligible stockholder intended to be presented at the Company's 2000 annual meeting must be received in writing by the Secretary of the Company on or before November 9, 1999, if the proposal is to be considered by the Board for inclusion in the Company's proxy materials for that meeting.

                                 OTHER BUSINESS

PRESENTED BY MANAGEMENT

     The Board does not intend to present any business at the Annual Meeting other than as stated above. As of the date of this Proxy Statement, neither the Board nor Management knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitute with respect to such matters.

PRESENTED BY STOCKHOLDERS

     The Company's By-Laws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including also the nomination of persons for election as director. Such items of business must be submitted in writing to the Secretary of the Company at the Company's headquarters (address shown on Page 1 of this Proxy Statement) and must be received no later than 60 days prior to the scheduled annual meeting date. Thus, unless the Company discloses a change in the scheduling of the next annual meeting, April 6, 2000, stockholder proposals for consideration at that meeting must be received by the Secretary of the Company by February 6, 2000. If the scheduled meeting date is changed and the Company does not provide at least 70 days' advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals. In addition, the notice must meet all requirements contained in our By-Laws. Stockholders may contact the Secretary of the Company at our company headquarters for a copy of the relevant By-Law provisions regarding requirements for making stockholder proposals and nominating director candidates.

                                          By Order of the Board of Directors


                                          /s/ WILLIAM H. MAY
                                          WILLIAM H. MAY
                                          Vice President, General Counsel and
                                          Secretary

March 8, 1999

                             BECKMAN COULTER, INC.
                         PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           BECKMAN COULTER, INC. HEADQUARTERS, FULLERTON, CALIFORNIA
                      THURSDAY, APRIL 8, 1999, 10:00 A.M.

     The undersigned hereby authorizes and appoints Charles A. Haggerty and Gavin S. Herbert and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 1999 Annual Meeting of Stockholders or any adjournments or postponements thereof.

                Nominees for Director for Term Expiring in 2002:
         Hugh K. Coble, Van B. Honeycutt, John P. Wareham, Betty Woods

     This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares, if any, held under the Company's Dividend Reinvestment Plan and in First Chicago book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Company's Savings Plan.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE SHARES ON YOUR BEHALF UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                  --------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                  --------------
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*


                             BECKMAN COULTER, INC.
                             CORPORATE HEADQUARTERS
                             4300 N. HARBOR BOULEVARD
                             FULLERTON, CA 92835
                             (714) 871-4849 o (562) 691-0841



                                     [MAP]





Parking will be available at the corner of Harbor Blvd. and Lambert Road. To enter the parking area continue north on Harbor Blvd., turn right on Lambert Road and then immediately turn right into first parking entrance.

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
---------------------------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

 1. Election of     FOR         WITHHELD
    Directors       [ ]           [ ]
    (see reverse)

 For, except vote withheld from the following nominee(s)


 --------------------------
------------------------------------------------------------------------------------------------------------
                                                    Please check this box if you       [ ]
                                                    plan to attend the Annual Meeting.

                                                    The signer hereby revokes all instructions here-
                                                    tofore given by the signer to vote at said meeting or
                                                    any adjournment thereof.

                                                    NOTE: Please date and sign exactly as name
                                                    appears hereon. Joint owners should each sign.
                                                    When signing as attorney, executor, administrator,
                                                    trustee or guardian, please give full title as such.


                                                    --------------------------------------------------------

                                                    --------------------------------------------------------
                                                      SIGNATURE(S)                               DATE

------------------------------------------------------------------------------------------------------------

                             *FOLD AND DETACH HERE*

Dear Stockholder:

The annual meeting of stockholders of Beckman Coulter, Inc. will be held on Thursday, April 8, 1999, at 10:00 am. We urge you to promptly sign, date and return the attached proxy card in the envelope provided.

If you plan to attend the meeting, please mark the box provided on the proxy card above.

If shares are held on your behalf under the Beckman Coulter, Inc. Savings Plan, the proxy card provides instructions to the plan's trustee who then votes the shares. Your instructions must be received by April 5, 1999 in order to be included in the tabulation for the trustee's vote; otherwise, the shares held on your behalf under the plan will not be voted at the Annual Meeting.

The Company may send you more than one set of proxy materials if your holdings are registered differently on the stock registration records. Please sign, date and return all Proxy/Instruction Card enclosed in each of these sets.

The meeting is being held at Beckman Coulter's headquarters located at 4300 N. Harbor Boulevard, Fullerton, California. On the reverse side of this letter is a map of the area. Reserved parking will be in our northwest parking area located at the corner of Harbor and Lambert. To enter the parking area continue north on Harbor Blvd., turning right on Lambert Road and then immediately turn right into the first parking entrance.

If you have any questions concerning the meeting, please contact Cynthia Skoglund at (714) 773-8213.

                        TRUSTEE VOTING INSTRUCTION CARD
         BECKMAN COULTER, INC. ("BECKMAN COULTER") BENEFIT EQUITY TRUST


       The Board of Directors of Beckman Coulter has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 8, 1999, and any adjournments or postponements thereof. The undersigned directs the Trustee, on the reverse side hereof, on the vote upon the nominees for Director for the term expiring in 2002:

       Hugh K. Coble, Van B. Honeycutt, John P. Wareham, Betty Woods

       This card constitutes voting instructions to the Trustee only. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO INSTRUCT THE TRUSTEE TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.



                                                                     SEE REVERSE
                                                                         SIDE


--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THE INSTRUCTION CARD MUST BE PROPERLY EXECUTED IN ORDER FOR SHARES TO BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED, BUT NO DIRECTION IS INDICATED, IT WILL BE COUNTED AS A VOTE FOR PROPOSAL 1.
________________________________________________________________________________

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
________________________________________________________________________________

                      FOR       WITHHELD
1. Election of        [ ]         [ ]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s)

_________________________________
________________________________________________________________________________

                                 NOTE: Please date and sign your name exactly as
                                       it appears hereon.

                                 _______________________________________________
                                   SIGNATURE                          DATE


--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

[LOGO]  MELLON TRUST

                               A T T E N T I O N

                     TRUSTEE VOTING INSTRUCTION INFORMATION
                              BENEFIT EQUITY TRUST

     PLEASE COMPLETE AND RETURN THE ABOVE "TRUSTEE VOTING INSTRUCTION CARD". IT MUST BE RECEIVED BY APRIL 5, 1999 TO ENABLE TABULATION IN TIME FOR THE 1999 ANNUAL MEETING. A RETURN ENVELOPE (U.S. POSTAGE PAID) IS PROVIDED.

     The Benefit Equity Trust was established to assist Beckman Coulter in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter Benefit Equity Trust. However, pursuant to the terms of this trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter Employees' Stock Purchase Plan by directing the vote of the trust's holding of Beckman Coulter Common Stock.

     ALL BECKMAN COUNTER COMMON STOCK SHARES HELD IN THE TRUST WILL BE VOTED BY MELLON BANK, N.A., AS TRUSTEE, AND THE VOTE WILL BE IN THE SAME PROPORTIONS AS THE NUMBER OF INSTRUCTIONS RECEIVED BY US. ACCORDINGLY, WE ARE LOOKING FORWARD TO YOUR ASSISTANCE IN PROVIDING US WITH YOUR VOTING PREFERENCES AND ENCOURAGE YOU TO COMPLETE AND RETURN THE ABOVE TRUSTEE VOTING INSTRUCTION CARD.

                                             MELLON BANK, N.A., TRUSTEE
                                             Beckman Coulter, Inc.
                                             Benefit Equity Trust

March 1999

* A "PROXY/VOTING INSTRUCTION CARD" MAY ALSO BE ENCLOSED OR YOU MAY HAVE RECEIVED MORE THAN ONE PACKAGE OF PROXY MATERIALS DEPENDING ON DIFFERENCES IN THE RECORDING OF YOUR NAME ON EMPLOYEE AND STOCK REGISTRATION RECORDS. PLEASE COMPLETE AND RETURN ALL CARDS RECEIVED. YOU MAY USE THE SAME RETURN ENVELOPE FOR ALL CARDS.